DELAWARE GROUP EQUITY FUNDS II

Registration No. 811-00750
FORM N-SAR
Semiannual Period Ended May 31, 2016

77I.  Terms of new or amended Securities

On February 24, 2016, the Board of Trustees of Delaware Group Equity Funds II voted to add an R6 share class to the Delaware Value Fund (the ?Fund?).  This information is herein incorporated by reference to the Fund?s prospectus dated March 29, 2016, as amended and restated on May 2, 2016, as filed with the Securities and Exchange Commission (SEC Accession No. 0001359948-16-000069).

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q.1(d)?????????????????? Amended and Restated Distribution Agreement (February 25, 2016) by and between Delaware Group Equity Funds II and Delaware Distributors, L.P., attached as Exhibit.

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